
<ARTICLE> 5
<LEGEND>
 This schedule contains summary financial information extracted from Krupp
Realty Fund 7 Financial Statements for the nine months ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       2,254,160
<SECURITIES>                                         0
<RECEIVABLES>                                  275,083<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               493,350
<PP&E>                                      30,629,611<F2>
<DEPRECIATION>                            (15,656,594)<F3>
<TOTAL-ASSETS>                              17,995,610
<CURRENT-LIABILITIES>                          808,885
<BONDS>                                     14,502,371<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     2,684,354<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,995,610
<SALES>                                              0
<TOTAL-REVENUES>                             4,795,059<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,781,346<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,164,850
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (151,137)<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in "prepaid expenses and other assets" on the Balance Sheet.
<F2>Multi-family complexes of $20,463,471, retail center of $9,742,806 and deferred expenses of $423,334.
<F3>Accumulated depreciation of $15,523,683 and accumulated amortization of
$132,911.
<F4>Represents mortgage notes payable.
<F5>Total deficit of the General Partners of ($261,729) and equity of Limited
Partners of $2,946,083.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,848,242, real estate taxes of $465,010 and depreciation and amortization of $1,468,094.
<F8>Net loss allocated ($1,511)to the General Partners and ($149,626) to the
Limited Partners. Average net loss per Unit of Limited Partner interest is ($5.50).





